FOR IMMEDIATE RELEASE

AMERICAN TECHNOLOGY CORPORATION

APPOINTS RAYMOND C. SMITH TO BOARD OF DIRECTORS

Retired Navy SEAL Admiral Brings 31 Years of Leadership Experience in the U.S. Military's Most Selective Organization to ATC

SAN DIEGO, CA, March 16, 2006 -- American Technology Corporation (ATC) (NASDAQ: ATCO), a leading innovator of directed sound products and solutions, today announced the appointment of Raymond C. Smith as an independent director to its board.

Admiral Smith is widely regarded as one of the Navy's most inspirational leaders. A Navy SEAL for 31 years, Admiral Smith achieved extraordinary success through focused, participatory leadership. During his four-year tenure as Commander of the 2300-men SEAL force, he raised personnel retention to a level three times the Navy average. As a Navy Captain, Admiral Smith led the Navy SEALs in Operation Desert Storm, conducting over 200 operations of strategic significance while incurring no casualties. Earlier in his career, Admiral Smith directed Navy SEAL training, generally considered to be the most challenging military training in the world. While in this position, Admiral Smith achieved the highest graduation rate in the 50-year history of the course (55%).

Admiral Smith was also the first Navy Flag officer to hold the position of Director of Assessment with the Office of the Chief of Naval Operations. In this position, Admiral Smith led 100 system analysts in providing recommendations directly to the Chief of Naval Operations to enable an improved execution of an $85 billion annual budget. Admiral Smith has a Bachelor of Science from the U.S. Naval Academy and a Master of Science in Physical Oceanography from the U.S. Naval Postgraduate School.

"For over thirty years, Admiral Smith worked in the ultimate team environment," said John Zavoli, ATC's president and chief operating officer. "The Admiral's substantial experience in team building, strategic planning and project management, and excellent analytical and communications skills, are tremendous assets for our board. His senior military leadership and extensive network of contacts should greatly assist our government and military business."

"We are very pleased to have Admiral Smith join our board of directors," commented Elwood G. Norris, founder and chairman of American Technology Corporation. "His team-oriented, results-driven approach should prove valuable as we drive ATC's growth and leadership in Shaping the Future of Sound®."

Commenting on his appointment, Admiral Smith said, "ATC has an impressive array of directed sound technologies and solutions that have applications for a wide range of commercial and military products. I am excited to add my experience and vision to the board and to work with ATC's management team. We are committed to realizing the company's goals of achieving profitability and increasing global demand for its directed sound technologies, products and solutions."

About American Technology Corporation

American Technology Corporation is Shaping the Future of Sound® through its proprietary directed sound products and technologies which include: the award-winning HSS® (HyperSonic® Sound technology); LRAD™ (Long Range Acoustic Device) products family; NeoPlanar® products family, Sound Vector™ technology, and others. The Company is establishing a strong portfolio of patents, trademarks, and intellectual property including over 320 U.S. and foreign patents and pending patent applications to date. For more information on the company and its technologies and products please visit our web site at www.atcsd.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, the performance of our management team, market acceptance of our directed sound technologies and products, entry of competitors, the possibility our intellectual property protections will not prevent others from marketing products similar to or competitive with our products, potential technical or manufacturing difficulties that could delay product deliveries or increase warranty costs, and other risks identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the "Risk Factors" section of the company's Form 10-K for the year ended September 30, 2005. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

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FOR FURTHER INFORMATION CONTACT:

Investor Relations: Media Inquiries:

Robert Putnam Don Mathias

(858) 676-0519 (949) 855-4520

robert@atcsd.com dwmath@aol.com